Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ProQR Therapeutics N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:

Fees to Be Paid	Equity	Ordinary Shares, nominal value €0.04 per share (3)	457(o)
Fees to Be Paid	Equity	Warrants (4)	457(o)
Fees to Be Paid	Equity	Units (5)	457(o)
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)			(6)	0.00014760	(6)
Carry Forward Securities:
Carry Forward Securities	Equity	Ordinary Shares, nominal value €0.04 per share (3)	415(a)(6)
Carry Forward Securities	Equity	Warrants (4)	415(a)(6)
Carry Forward Securities	Equity	Units (5)	415(a)(6)
Carry Forward Securities	Unallocated (Universal) Shelf	(1) (6)	415(a)(6)			$300,000,000.00 (6)		—	F-3	333-260775	November 16, 2021	$27,810.00
	Total Offering Amounts					$300,000,000.00 (6)		$44,280.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$27,810.00 (6)
	Net Fee Due							$16,470.00

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices, with any initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any separate consideration received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units is included in, and subject to, the maximum aggregate offering price of all securities sold pursuant to this registration statement of $300,000,000.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(3)	Subject to the maximum aggregate offering price of all securities sold hereunder set forth above, there is being registered hereunder an indeterminate number of shares of ordinary shares as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of shares of ordinary shares as may from time to time be issued upon conversion of convertible securities and upon exercise of warrants and rights, which may be sold hereunder.

(4)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of ordinary shares or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required

(6)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $300,000,000.00 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a registration statement initially filed the Securities and Exchange Commission on November 4, 2021 on Form F-3 (File No. 333-260775), and declared effective on November 16, 2021 (the “Prior Registration Statement”). The registrant paid an aggregate registration fee of $27,810 in connection with the Prior Registration Statement. The Registrant sold an aggregate of $0.00 of such securities under the Prior Registration Statement, leaving the balance of $300,000,000.00 (the “Unsold Securities”), representing $27,810.00 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.